UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 16, 2025 (April 11, 2025)

Synchronoss Technologies, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40574	06-1594540
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

200 Crossing Boulevard, 8th Floor
Bridgewater, New Jersey	08807
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 620-3940

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.0001 par value	SNCR	The Nasdaq Stock Market, LLC
8.375% Senior Notes due 2026	SNCRL	The Nasdaq Stock Market, LLC

Item 8.01.	Other Events.

On April 11, 2025, Synchronoss Technologies, Inc. (the “Company”) issued a conditional notice of full redemption (the “Notice”) to the holders of its outstanding 8.375% Senior Notes due 2026 (the “Notes”) pursuant to which, subject to the Condition (as defined below), the Company will redeem all of the outstanding aggregate principal amount of the Notes (the “Redemption”) on May 11, 2025 (“Redemption Date”), payable on May 12, 2025 (the “Payment Date”), at a redemption price equal to $25.25 per $25.00 principal amount of such Notes, plus accrued and unpaid interest thereon, if any, to, but excluding, the Redemption Date (the “Redemption Price”). The obligation of the Company to redeem the Notes is subject to the consummation by the Company of a debt financing transaction (the “Debt Financing Transaction”) with an aggregate principal amount of at least $200 million (the “Condition”). In the Company’s discretion, the Redemption Date and related Payment Date may be delayed until such time as the Condition shall be satisfied or waived, or the Redemption may not occur and the Notice may be rescinded in the event that the Condition shall not have been satisfied or waived by the Redemption Date and related Payment Date or by the Redemption Date and related Payment Date as so delayed. This Current Report does not constitute a notice of redemption with respect to the Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 16, 2025

Synchronoss Technologies, Inc.
/s/ Jeffrey Miller
Name:	Jeffrey Miller
Title:	Chief Executive Officer
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